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                                                                   EXHIBIT 10.8

                         AMENDED AND RESTATED SEVERANCE
                      BENEFITS AGREEMENT OF DONALD B. GREGG

         THIS AMENDED AND RESTATED SEVERANCE BENEFITS AGREEMENT OF DONALD B. GREGG (this "Agreement") is entered and effective this 1st day of July, 2002, between CHILES OFFSHORE INC., a Delaware corporation (the "Company"), and Donald
B. Gregg, a resident of Jacksonville, Texas ("Employee").

                                       I.
                                    RECITALS

         Employee is currently employed by the Company as Vice President - Operations and Engineering.

         Employee entered into a Severance Benefits Agreement (the "Original Agreement") with Chiles Offshore LLC, the predecessor-in-interest to the Company dated June 12, 2000, setting out the terms and conditions for the severance benefits of Employee.

         ENSCO International Incorporated, a Delaware corporation ("ENSCO"), and the Company have entered into that certain Merger Agreement dated May 14, 2002 (the "Merger Agreement") by and among ENSCO, Chore Acquisition, Inc. (the "Merger Sub"), a wholly-owned subsidiary of ENSCO, and the Company.

         If the merger of the Company with and into the Merger Sub described in the Merger Agreement becomes effective (the "Merger"), the Company and Employee desire to amend and restate the Original Agreement and provide for the employment of Employee by the Company, on the terms and conditions of this Agreement, and from and after the effective date of the Merger (the "Effective Date") all references in this Agreement to "the Company" shall mean ENSCO.

         II. AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Employment of Employee

         The Company hereby agrees to employ Employee commencing on the Effective Date to provide services and assistance in connection with the integration of the business of Chiles Offshore Inc. into ENSCO, subject to the terms set forth herein. Notwithstanding the foregoing, this Agreement shall be effective upon execution by the Company and Employee. The extent of the services provided by Employee shall be subject to the mutual agreement from time to time of Employee and the Company; provided, however, that the extent of such services shall be not less than seven (7) days per month on average during the Term, or otherwise as mutually agreed from time to time by Employee and the Company. The Company and Employee acknowledge and

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agree that such services shall not require Employee's full time and may be performed from Employee's residence, to the extent desired by Employee. Employee hereby agrees to serve in such capacity and to perform and discharge such duties as may be agreed from time to time by the Company and Employee.

2.       Term of Employment

         The Company agrees to employ Employee and Employee agrees to serve the Company for a term of one (1) year beginning on the Effective Date (the "Term"), unless extended by mutual agreement of the Company and Employee. Employee's employment by the Company pursuant to this Agreement may be terminated as provided in Section 4 hereof. Notwithstanding the termination of Employee's employment by the Company pursuant to this Agreement, the terms and provisions of this Agreement shall remain binding upon the Company and Employee, including, without limitation, the terms and provisions of Sections 3 through 7 hereof.

3.       Compensation of Employee

         3.1. The Company shall pay to Employee an annual salary at a rate of One Hundred Seventy Thousand Dollars ($170,000) per year (the "Annual Salary") during the Term. The Annual Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, but in no event less frequently than once each month, less such deductions as shall be required to be withheld by applicable law and regulations.

         3.2. The Company shall pay or reimburse Employee for all expenses reasonably and necessarily incurred by Employee during the Term in the performance of Employee's services under this Agreement. Such payments shall be made upon presentation of such documentation as the Company customarily requires of its employees prior to making such payments or reimbursements.

         3.3. On the Effective Date, the Company shall pay to Employee a performance bonus in the amount of Three Hundred Thousand Dollars ($300,000) (the "Performance Bonus").

         3.4. All deferred bonuses and interest thereon payable by the Company to Employee, which are set forth on the attached Schedule 3.3 ("Deferred Bonuses"), shall vest immediately and shall be paid by the Company to Employee on the Effective Date.

         3.5. Upon the Effective Date, all stock options of Employee granted under the Company Stock Option Plan (as defined in the Merger Agreement) (the "Chiles Options") shall vest immediately and be treated in the manner provided in Section 1.8 of the Merger Agreement, except as provided in this Section 3.5. The remaining term of Employee's Chiles Options shall remain unchanged as a result of the Merger. If Employee is terminated without Cause (as hereinafter defined) prior to the expiration of the Term, Employee shall have two years from the date of such termination within which to exercise Employee's Chiles Options, such period not to exceed the remaining term of the applicable Chiles Option. If Employee is terminated with Cause or voluntarily terminates Employee's employment, Employee shall have a period of one year from the Effective Date if such termination occurs within nine (9) months after the Effective


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Date, and a period of three (3) months after such termination if such termination occurs more than nine (9) months after the Effective Date, in which to exercise Employee's Chiles Options. If Employee's employment terminates due to his death or disability, the execution period for his Chiles Options shall be the applicable period specified in the Company Stock Option Plan. As used in this Agreement, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor of medicine selected by the Company that is authorized to practice medicine by the State of Texas and whose practice is located in Tyler, Texas (or such other location as reasonably agreed by the Company and Employee), (ii) an act of proven fraud or dishonesty on the part of Employee, (iii) knowing and material failure by Employee to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries, or (iv) conviction of a crime involving moral turpitude or a felony. Any restricted stock of the Company awarded to Employee shall automatically become unrestricted on the Effective Date.

         3.6. During the Term, the Company shall provide to Employee group life, hospitalization and disability insurance and other health and medical benefit on the same basis and terms as such benefits are provided to other employees of the Company on terms no less favorable to Employee than the terms offered to such other employees, which in any event shall be at least comparable to the benefits Employee received from the Company as of the date hereof. Employee shall receive full credit for his time and service to the Company (including its predecessors) in determining his rights under such benefit plans.

4.       Termination

         4.1. Employee's employment by the Company pursuant to this Agreement shall automatically terminate upon the death or disability of Employee. If Employee dies or becomes disabled prior to or during the first year after the Effective Date, subject to the Merger becoming effective, the Company shall pay to Employee (or Employee's estate in the case of Employee's death) within thirty
(30) days after such death or disability (i) the Performance Bonus (if not already paid to Employee), all Deferred Bonuses (if not already paid to Employee), any portion of Employee's annual salary, any bonuses or other compensation that shall have been earned by Employee prior to the termination but not yet paid, a severance payment in an amount equal to $14,166.67 per month (or pro rata for any portion of a month) for the time remaining in the original one-year Term at the time of such termination, and a lump sum payment in an amount equal to $300,000 (the "Non-Compete Payment"), (ii) any Company benefits that have vested in Employee at the time of such termination as a result of Employee's participation in any of the Company's benefit plans (which shall be paid in accordance with the provisions of such plan), and (iii) reimbursement for any expenses with respect to which Employee is entitled to reimbursement pursuant to Section 3.2 hereof. Upon the death of Employee after the expiration of the Term but during the Non-Compete Period (as hereinafter defined), in addition to the payment of all amounts payable to Employee hereunder for the period prior to the expiration of the Term (to the extent not already paid by the Company to Employee), the Company shall pay to Employee's estate an amount equal to the Non-Compete Payment, less all pro rata payments of the Non-Compete Payment already paid to Employee pursuant to Section 5.2 hereof. Such payment shall be made by the Company to Employee's estate within thirty (30) days after Employee's death. For purposes of this Agreement, Employee shall be deemed to be disabled if


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a competent physician licensed to practice medicine in the State of Texas who is mutually acceptable to the Company and Employee, or his closest relative if he is not able to make such choice, determines in writing that Employee is physically or mentally disabled, whether totally or partially, such that he is not able to perform his services hereunder for (i) a period of two consecutive months, or (ii) for shorter periods aggregating 60 days during any 12-month period.

         4.2. Employee may terminate his employment by the Company pursuant to this Agreement at any time by providing written notice of such termination to the Company specifying the effective date of such termination. Upon any such termination by Employee, the Company shall be entitled to discontinue payment of all Annual Salary and benefits not earned and payable prior to the date of such termination. Notwithstanding the foregoing or anything herein to the contrary, upon any such termination of this Agreement by Employee, the Company shall pay to Employee (i) the Performance Bonus and the Deferred Bonuses (if not already paid to Employee), within thirty (30) days following such termination by Employee, (ii) a severance payment in an amount equal to $14,166.67 per month (or pro rata for any portion of a month) for the time remaining in the original one-year Term at the time of such termination, within thirty (30) days following such termination by Employee, and (iii) the Non-Compete Payment pro rata in equal monthly payments for the Non-Compete Period, beginning thirty (30) days after the date of such termination by Employee.

5.       Noncompetition by Employee

         Employee acknowledges that (i) the Company is engaged in the Company's Business (as hereinafter defined), (ii) in connection with Employee's work, the Company will give Employee access to confidential information concerning the Company, and (iii) the agreements and covenants contained in this Agreement are essential to protect the Company's interest in such confidential information. Accordingly, Employee covenants and agrees as follows:

         5.1. As an independent covenant, and in consideration for and in order to enforce the terms and provisions of this Agreement, including, without limitation, the provisions of Section 6 hereof, during the Term and for a period of two (2) years (the "Non-Compete Period") after the termination of Employee's employment by the Company pursuant to this Agreement for any reason, Employee agrees that he shall not within a fifty (50) mile radius of the Company's principal office as of the Effective Date, which is 1445 Ross Avenue, Suite 2700, Dallas, Texas 75002, directly or indirectly (except in Employee's capacity as an employee of the Company), (i) engage or participate in any engineering or operations activities relating to the Company Business, or (ii) render engineering or operations services, whether through employment or in any other capacity, to any person engaged in the Company Business.

         5.2. In consideration for the agreements of Employee pursuant to this
Section 5, upon the termination of Employee's employment by the Company pursuant to this Agreement for any reason (other than the death or disability of Employee, which shall be governed by the terms of Section 4.1 hereof), the Company shall pay to Employee the Non-Compete Payment in pro rata, monthly installments of Twelve Thousand Five Hundred Dollars ($12,500) during the Non-Compete Period, beginning thirty (30) days after the termination of Employee's employment by the Company pursuant to this Agreement.


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         5.3. Employee agrees that the remedy at law for any breach of any provision of this Section 5 will be inadequate and that the Company will be entitled to injunctive relief for any such breach.

         5.4. Employee has carefully read and considered the provisions of this
Section 5 and, having done so, agrees that the restrictions set forth herein, including the time period, scope of activity to be restrained, and the geographical scope, are fair and reasonable and are reasonably required for the protection of the interests of the Company and its owners.

         5.5. In the event that, notwithstanding the foregoing, any of the provisions of this Section 5 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Section 5.1 relating to the time period, scope and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope or areas such court deems reasonable and enforceable, the maximum time period, scope and/or areas deemed reasonable by the court shall become and thereafter be the maximum time period and/or areas under this Agreement.

         5.6. As used herein, the "Company's Business" shall mean the business of constructing, owning, managing and operating offshore drilling rigs and hiring and managing crews to operate such rigs, which equipment and crews are contracted or hired by third parties for the purpose of drilling oil and gas wells offshore.

6.       Confidential Information.

         In connection with Employee's employment hereunder, the Company shall provide Employee with access to confidential information pertaining to the business of the Company ("Confidential Information") as may be necessary for the performance of Employee's duties hereunder. Employee recognizes and agrees that
(i) this Agreement creates a relationship of confidence and trust between Employee and the Company with respect to Confidential Information, (ii) such Confidential Information is valuable, special and unique, and (iii) Confidential Information shall include, without limitation, the Company's books, records, business and marketing plans and strategies, pricing policies, financial information, policy, training and procedure manuals, and all other proprietary information of the Company. Employee shall not, during or after the term of this Agreement, in whole or in part, directly or indirectly, in any manner or by any means use, disseminate, disclose or divulge Confidential Information to any person, firm, corporation, limited liability company, partnership, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any such Confidential Information for Employee's own purposes or for the purposes of others, except in connection with Employee providing services to the Company pursuant to this Agreement.

7.       Miscellaneous

         7.1. Notice. All notices and other communications required or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand, by courier


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service, or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

         If to the Company:   Chiles Offshore Inc.
                              11200 Richmond Avenue, Suite 490
                              Houston, Texas 77082-2618
                              Attn: Dick Fagerstal
                              Fax No. (713) 339-3888

         If to Employee:      Donald B. Gregg
                              2108 Stanford
                              Jacksonville, Texas 75766

Any party hereto may at any time by giving written notice to the other party hereto, designate any other address in substitution of the foregoing address.

         7.2. Assignment. This Agreement is personal to Employee, and Employee shall not assign any of Employee's rights or delegate any Employee's duties hereunder without the prior written consent of the Company.

         7.3. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding any conflicts of law rule or principal that might otherwise refer to the substantive law of another jurisdiction.

         7.4. Successors. Subject to Section 7.2. hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         7.5. Entire Agreement. Subject to the occurrence of the Merger, on the Effective Date this Agreement constitutes the entire agreement between the Company and Employee with respect to the terms of Employee's severance benefits and employment of Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of employment, including, without limitation, the Original Agreement. Notwithstanding the foregoing, Employee shall remain a third party beneficiary of the applicable provisions of the Merger Agreement. In the event of a conflict between the terms of this Agreement and the Merger Agreement, the terms of this Agreement shall control. On the Effective Date, the Original Agreement shall terminate. If the Merger does not become effective, the Original Agreement shall remain in effect and this Agreement shall be of no force or effect.

         7.6. Waiver and Amendment. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a


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waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercises thereof or the exercise of any other right or remedy.

         7.7. Cumulative Rights and Remedies. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

         7.8. Severability. In the event that any provision or provisions of this Agreement is held to be invalid or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein.

         7.9. No Tax Gross-Up. Under no circumstances will the Company have any obligation or liability to Employee for the reimbursement or gross-up of income, excise or other taxes resulting from any payments, stock options or other benefits under this Agreement.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first written above.


                                  CHILES OFFSHORE INC.


                                  By:      /s/ Dick Fagerstal
                                     ------------------------------------------
                                  Name:    Dick Fagerstal
                                       ----------------------------------------
                                  Title:   Senior Vice President, Chief
                                             Financial Officer and Secretary
                                          -------------------------------------

                                                                     THE COMPANY



                                  /s/ Donald B. Gregg
                                  ---------------------------------------------
                                  DONALD B. GREGG

                                                                        EMPLOYEE

ENSCO hereby adopts this Agreement for purposes of acknowledging and agreeing to assume the obligations of the Company pursuant to the terms of this Agreement on the Effective Date if the Merger becomes effective.

                                 ENSCO INTERNATIONAL INCORPORATED


                                 By:      /s/ C. Christopher Gaut
                                    -------------------------------------------
                                 Name:    C. Christopher Gaut
                                      -----------------------------------------
                                 Title:   Senior Vice President
                                       ----------------------------------------


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                                  SCHEDULE 3.3

                                DEFERRED BONUSES


1.       $11,000 plus 10% interest accruing from and after January 15, 2001.

2.       $30,000 plus 5.375% interest accruing from and after February 15, 2002.



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